UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2024

UNISYS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lakeview Drive, Suite 100
 Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2024, Unisys Corporation entered into an amendment to its secured revolving credit facility (the “ABL Credit Facility”). Among other things, the amendment extended the maturity from October 2025 to October 2027 and reduced the aggregate amount of loans and letters of credit available under the ABL Credit Facility to $125.0 million, with an accordion provision allowing for an increase in the ABL Credit Facility up to $155.0 million.

The foregoing description of the amendments to the ABL Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the amended ABL Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of October 28, 2024, among Unisys Corporation, the lender parties thereto and Bank of America, N.A., as Administrative Agent, Sole Bookrunner and Sole Lead Arranger
104	Cover page Interactive Data File (embedded within the Inline Extensible Business Reporting Language document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date:	October 30, 2024	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer